UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report:	April 21, 2008
(Date of earliest event reported):	April 15, 2008

Commission File No. 0-10587

FULTON FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	23-2195389
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
One Penn Square Lancaster, Pennsylvania	17602
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 717-291-2411

Former name or former address, if changed since last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01:

On April 15, 2008, Delaware National Bank, a subsidiary of Fulton Financial Corporation, entered into a definitive agreement under which Delaware National Bank agreed to sell its credit card portfolio to U.S. Bank National Association ND, d/b/a Elan Financial Services (“Elan”). Delaware National Bank currently issues credit cards for all Fulton Financial Corporation affiliate banks. After consummation of the transaction, Fulton’s affiliate banks will continue to offer credit card services to their customers under a joint marketing agreement with Elan. The purchase price for the sale of the credit card portfolio is based on the principal balance of the sold accounts, plus a premium. The transaction is expected to close in the second quarter of 2008.

Additional information regarding the transaction can be found in the press release attached to this Form 8-K as Exhibit 99.1.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits
Exhibit No.	Description
99.1	Press Release, dated April 18, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 21, 2008	FULTON FINANCIAL CORPORATION By: /s/ Charles J. Nugent Charles J. Nugent Senior Executive Vice President and Chief Financial Officer

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